Exhibit 10.25
                                                                   -------------

                              TERMINATION AGREEMENT

         This Termination Agreement is made as of this 27th day of December, 2004, by and between Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "Company") and AEA Investors LLC (formerly AEA Investors Inc.), a Delaware limited liability company ("AEA").

         WHEREAS, the Company and AEA entered into a Management Agreement dated as of December 29, 1999, as amended and restated by the Amended and Restated Management Agreement dated as of March 21, 2000 (the "Management Agreement").

         WHEREAS, the Company proposes to merge with Henkel Merger Corporation ("Merger Sub"), a newly formed Delaware corporation and a direct or indirect subsidiary of Henkel Corporation ("Henkel"), a Delaware corporation, with the Company surviving the merger as a wholly owned subsidiary of Henkel (such transaction hereinafter referred to as the "Merger"), pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of October 6, 2004, by and among the Company, Henkel and Merger Sub (hereinafter referred to as the "Merger Agreement").

         WHEREAS, in connection with the Merger, the parties to this Termination Agreement have agreed to terminate the services provided under the Management Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. This Termination Agreement shall become effective at the Effective Time (as that term is defined in the Merger Agreement) and the parties agree that at such time the Management Agreement shall be terminated in its entirety and shall be of no further force or effect, except as provided in Paragraph 2 hereof.

         2. Each of the parties warrants that the individual signing this Termination Agreement on such party's behalf has been duly authorized to sign this Termination Agreement and to bind such party.

         3. This Termination Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         4. All agreements of the parties in this Termination Agreement shall bind their respective successors.

         5. This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be duly executed by their duly authorized officers effective as of the day and year first above written.


                                      SOVEREIGN SPECIALTY CHEMICALS, INC.

                                      By: /s/ Terry D. Smith
                                         ---------------------------------------
                                             Name:  Terry D. Smith
                                             Title: Vice President, Chief
                                                    Financial Officer,
                                                    Chief Accounting Officer
                                                    and Treasurer

                                      AEA INVESTORS LLC

                                      By: /s/ Christine J. Smith
                                         ---------------------------------------
                                             Name:  Christine J. Smith
                                             Title: Vice President